EXHIBIT 23.4





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of CPAC, Inc. on Form S-2 Post-Effective Amendment No. 1 (File No. 333-06987) of our report dated July 14, 1997 on our audit of the statement of net assets of the Industrial Cleaning Chemicals Business of IVAX Industries, Inc., as of December 31, 1996 and 1995 and the related statements of revenues and expenses for the years then ended, which report is included in CPAC, Inc.'s Form 8-K/A as filed on October 3, 1997.



                                          /s/ Arthur Andersen LLP

Philadelphia, Pa.,
November 5, 1997